Exhibit 99.1

PRESS RELEASE

Marrone Bio Innovations Reports Second Quarter 2016 Results

Third Consecutive Quarter of Strong Year-over-Year Growth

Second Quarter Revenues up 50%; Second Quarter Product Shipments up 68%

Second Quarter Net Cash and Equivalents and Restricted Cash Usage of $4.1 million

Total Cash and Equivalents and Restricted Cash of $24.2 million

DAVIS, Calif., August 9, 2016 —Marrone Bio Innovations, Inc. (NASDAQ: MBII), a leading provider of effective and environmentally responsible pest management and plant health products, today announced results for the second quarter ended June 30, 2016.

Second Quarter Results

The Company grew reported total revenues for the second quarter of 2016 by 50% to $5.0 million as compared to $3.4 million in the second quarter of 2015. Second quarter 2016 product shipments increased by 68% to $4.2 million from $2.5 million in the second quarter of 2015. This growth reflects continued increases in grower adoption of the Company’s products, the increased use of the Company’s products on an expanding number of crops and pests, the addition of Majestene sales, new customers and additional geographic regions. Please see the notes at the end of this release for additional information related to non-GAAP financial measures.

Dr. Pam Marrone, Chief Executive Officer, commented, “Along with demonstrating strong second quarter results, we have made powerful progress on a number of our key operational objectives. We were very pleased to reach our very first row crop distribution deal for the U.S. & Canada, a second seed treatment partnership, as well as receiving the approval for Regalia Rx on wheat and soybeans in Canada, and the approval of our insecticides in Mexico.”

Dr. Marrone continued, “At the midpoint of the year, we are pleased to have demonstrated momentum in our revenue and gross margin growth as well as achieving substantial reductions in cash usage. We are also excited for the positive impact from our achievement of all but one of the operational objectives we identified at the beginning of the year.”

The Company used $4.1 million in combined cash and equivalents and restricted cash, down from $10.0 million used in the first quarter and $10.2 million used during second quarter of 2015. The Company’s reported net loss for the second quarter of 2016 was $6.8 million, compared to a loss of $11.0 million in the second quarter of 2015. This improvement reflects growth in revenues, favorable product mix, improved utilization at the Company’s manufacturing plant, and lack of non-recurring charges related to the investigation and restatement. The Company’s gross margin in the second

PRESS RELEASE

quarter was 38.2%, a record level for the Company, that compares to 10.8% in the second quarter of 2015, and to 15.0% in the first quarter of 2016. This period’s product costs included $0.1 million of unabsorbed costs related to capacity utilization at the Company’s manufacturing plant as compared to $0.6 million in the second quarter of 2015. This improvement reflects the progress in our plant utilization as our sales levels have grown.

Dr. Marrone concluded, “This is an important Company with important products, valuable technology, and a lot of good opportunities right in front of us. We believe we are well positioned to drive real value… to our shareholders, to our industry and to a global community of customers that has begun to recognize that they need, want, and will benefit from doing business with us.”

Recent Business Highlights

•	May 2016 – EPA approval for Grandevo WDG

•	June 2016 – first row crop distribution partnership for Regalia with Koch Agronomic Services

•	July 2016 – received approval in Canada for Regalia Rx use on wheat and soybeans

•	July 2016 – received registration in Mexico for Grandevo and Venerate

•	August 2016 – signed seed treatment partnership with Albaugh, LLC

At the end of the second quarter, the Company’s balance sheet had total cash and equivalents, and restricted cash of $24.2 million.

Conference Call and Webcast Details

As previously announced, the Company will host a conference call today at 4:30 p.m. ET to discuss the results of the quarter, followed by a question and answer session for the investment community. A live webcast of the call can be accessed on the Marrone Bio Innovations investor relations website at investors.marronebio.com. To access the call, dial toll-free 877-397-0272 or 719-325-4744 (international). The participant passcode is 5386548.

To listen to a telephonic replay of the conference call, dial toll-free 877-870-5176 or 858-384-5517 (international) and enter passcode 5386548. The replay will be available beginning at 7:30 p.m. ET on Tuesday, August 9, 2016 and will last through 11:59 p.m. on Tuesday, August 16. The webcast will also be available for replay at investors.marronebio.com.

PRESS RELEASE

Non-GAAP Financial Measures

The Company uses product shipments, which is not defined by, or presented in accordance with, generally accepted accounting principles (“GAAP”), to evaluate various aspects of its business. Product shipments is a non-GAAP financial measure and should be considered in addition to, not as a substitute for, product revenues reported in accordance with GAAP. Product shipments as used in this press release is defined as product revenues, plus related party product revenues, plus the incremental amount of deferred revenues accrued during the applicable period from product shipments. This calculation specifically excludes changes in deferred revenue related to license revenues and customer deposits, and is intended to approximate the total value of products sold and under contract for sale in a given period. Product shipments, as defined by MBI, may not be comparable to similarly titled measures used by other companies. The Company’s management uses this non-GAAP financial measure in order to have comparable results to analyze sales performance from quarter to quarter. The Company has chosen to provide this supplemental information regarding our sales in a given period to investors to facilitate a meaningful evaluation of actual operating results on a comparable basis with historical results, including to track product adoption, and to assist investors in their valuation of the Company. In future periods, the calculation of product shipments may be different than in this release.

	Three Months Ended June 30, 2016	Three Months Ended June 30, 2015	Six Months Ended June 30, 2016	Six Months Ended June 30, 2015
Product revenues	$4,957	$3,091	$7,534	$4,865
Related party revenues(a)	—	183	—	382
Change in deferred product revenue(b)	(788)	(789)	521	(591)

Product shipments	$4,169	$2,485	$8,055	$4,656

(a)	Related party revenues only consist of product sales for these periods and are not related to license revenues.
(b)	Change in deferred product revenue is defined as the increase in the amount of deferred product revenues accrued during the applicable period, less prior deferred product revenues recognized during the applicable period, excluding the change in deferred revenue associated with license fees and customer deposits. For the three months ended June 30, 2016 and 2015, deferred license revenues decreased $92,000 and $83,000, respectively, and $183,000 and $166,000 for the six months ending June 30, 2016 and 2015, respectively. For the three and six months ended June 30, 2016 and 2015, customer deposits included in deferred revenues increased $943,000 and $0, respectively.

PRESS RELEASE

The use of product shipments has certain limitations. The Company’s presentation of this non-GAAP financial measure may be different from the presentation used by other companies, and therefore comparability may be limited. We compensate for these limitations by providing the relevant disclosure of our product revenues, related party revenues, deferred revenues and other items both in our reconciliations to the historical GAAP financial measures and in our consolidated financial statements, all of which should be considered when evaluating our performance. Product shipments are used in addition to and in conjunction with results presented in accordance with GAAP, and should not be considered as an alternative to product revenues, deferred revenues, total revenues, operating income, or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. Product shipments reflects an additional way of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding historical GAAP financial measures, provides a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. Management strongly encourages investors to review our financial information in its entirety, including the attached unaudited condensed consolidated financial statements, and not to rely on a single financial measure.

About Marrone Bio Innovations

Smart. Natural. Solutions.

Marrone Bio Innovations, Inc. (NASDAQ: MBII) strives to lead the movement to a more sustainable world through the discovery, development and promotion of biological products for pest management and plant health. Our effective and environmentally responsible solutions help customers operate more sustainably while controlling pests, improving plant health, and increasing crop yields. We have four products for agriculture on the market (Regalia®, Grandevo®, Venerate® and Majestene®), and also distribute Bio-tam 2.0® for Isagro USA in the western U.S. MBI also markets Zequanox® for invasive mussels for water markets. We also have a proprietary discovery process, a rapid development platform, and a robust pipeline of pest management and plant health product candidates. At Marrone Bio Innovations we are dedicated to pioneering better biopesticides that support a better tomorrow for users around the globe. For more information, please visit www.marronebio.com.

Forward Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations and plans, including assumptions underlying such statements, are forward-looking statements, and should not be relied upon as representing the Company’s views as of any subsequent date. Examples of such statements include statements regarding the Company’s momentum and positioning in the agricultural pesticide industry and the Company’s ability to drive value to shareholders, the industry, and customers. Such forward-looking statements are based on

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information available to the Company as of the date of this release and involve a number of risks and uncertainties, some beyond the Company’s control, that could cause actual results to differ materially from those anticipated by these forward-looking statements, including any difficulty in developing, manufacturing, marketing or selling the Company’s products, any failure to maintain and further establish relationships with distributors and other partners, competition in the market for pest management products, lack of understanding of bio-based pest management products by customers and growers, adverse decisions by regulatory agencies and other third parties, and uncertainty of our ability to remain listed on Nasdaq. Additional information that could lead to material changes in the Company’s performance is contained in its filings with the SEC. The Company is under no obligation to, and expressly disclaims any responsibility to, update or alter forward-looking statements contained in this release, whether as a result of new information, future events or otherwise.

PRESS RELEASE

	JUNE 30, 2016	DECEMBER 31, 2015
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$21,159	$19,838
Restricted cash, current portion	1,444	1,856
Accounts receivable	4,543	2,347
Inventories, net	7,996	9,064
Deferred cost of product revenues, including deferred cost of product revenues to related parties of $0 and $79 as of June 30, 2016 and December 31, 2015, respectively	2,026	1,596
Prepaid expenses and other current assets	641	1,211

Total current assets	37,809	35,912
Property, plant and equipment, net	18,522	18,445
Restricted cash, less current portion	1,560	16,560
Other assets	279	284

Total assets	$58,170	$71,201

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$2,227	$2,007
Accrued liabilities	4,302	5,689
Accrued interest due to related parties	1,600	1,175
Deferred revenue, current portion	4,551	2,919
Deferred revenue from related parties	—	168
Capital lease obligations, current portion	829	647
Debt, current portion	244	244

Total current liabilities	13,753	12,849
Deferred revenue, less current portion	1,838	2,021
Capital lease obligations, less current portion	486	18
Debt, less current portion	21,403	21,509
Debt due to related parties	36,086	35,512
Other liabilities	1,342	1,314

Total liabilities	74,908	73,223
Commitments and contingencies (Note 8)
Stockholders’ equity:
Common stock: $0.00001 par value; 250,000 shares authorized, 24,620 shares issued and outstanding as of June 30, 2016 and 24,536 as of December 31, 2015	—	—
Additional paid in capital	202,897	201,554
Accumulated deficit	(219,635)	(203,576)

Total stockholders’ deficit	(16,738)	(2,022)

Total liabilities and stockholders’ deficit	$58,170	$71,201

PRESS RELEASE

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2016	2015	2016	2015
Revenues:
Product	$4,957	$3,091	$7,534	$4,865
License	92	83	184	166
Related party	—	183	—	382

Total revenues	5,049	3,357	7,718	5,413
Cost of product revenues, including cost of product revenues to related parties of $0 and $113 for the three months ended June 30, 2016 and 2015, respectively and $0 and $195 for the six months ended June 30, 2016 and 2015, respectively	3,118	2,994	5,387	4,992

Gross profit	1,931	363	2,331	421
Operating Expenses:
Research, development and patent	2,313	3,328	4,635	6,750
Selling, general and administrative	4,512	7,411	10,042	15,298

Total operating expenses	6,825	10,739	14,677	22,048

Loss from operations	(4,894)	(10,376)	(12,346)	(21,627)
Other income (expense):
Interest income	10	6	25	15
Interest expense	(759)	(659)	(1,509)	(1,328)
Interest expense to related parties	(1,083)	—	(2,166)	—
Other income (expense), net	(57)	44	(63)	41

Total other expense, net	(1,889)	(609)	(3,713)	(1,272)

Loss before income taxes	(6,783)	(10,985)	(16,059)	(22,899)
Income taxes	—	—	—	—

Net loss	$(6,783)	$(10,985)	$(16,059)	$(22,899)

Basic and diluted net loss per common share	$(0.28)	$(0.45)	$(0.65)	$(0.94)

Weighted-average shares outstanding used in computing net loss per common share	24,598	24,465	24,584	24,465

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	SIX MONTHS ENDED JUNE 30,
	2016	2015
Cash flows from operating activities
Net loss	$(16,059)	$(22,899)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,150	1,707
Loss (gain) on disposal of equipment	58	(35)
Share-based compensation	1,327	2,185
Non-cash interest expense	657	265
Net changes in operating assets and liabilities:
Accounts receivable	(2,196)	(1,164)
Inventories	1,068	2,037
Prepaid Expenses and other assets	403	130
Deferred cost of product revenues	(430)	200
Accounts payable	196	(2,263)
Accrued and other liabilities	(1,419)	223
Accrued interest due to related parties	425	—
Deferred revenue	1,449	(375)
Deferred revenue from related parties	(168)	(382)
Customer refund liabilities	—	(25)

Net cash used in operating activities	(13,539)	(20,396)
Cash flows from investing activities
Purchases of property, plant and equipment	(93)	(1,398)
Proceeds from the sale of equipment	—	7

Net cash used in investing activities	(93)	(1,391)
Cash flows from financing activities
Repayment of debt	(129)	(192)
Repayment of capital leases	(346)	(1,149)
Change in restricted cash	15,412	—
Exercise of stock options	16	—

Net cash provided by (used) in financing activities	14,953	(1,341)
Net increase (decrease) in cash and cash equivalents	1,321	(23,128)
Cash and cash equivalents, beginning of period	19,838	35,324

Cash and cash equivalents, end of period	$21,159	$12,196

Supplemental disclosure of cash flow information Cash paid for interest, net of capitalized interest of $0 and $4 for the six months ended June 30, 2016 and 2015, respectively	$2,595	$1,069

Supplemental disclosure of non-cash investing and financing activities Property, plant and equipment included in accounts payable and accrued liabilities	$24	$12

Equipment acquired under capital leases	$1,586	$787

Source: Marrone Bio Innovations

Investor Contact

ICR

James Palczynski

+1-203-682-8229

ir@marronebio.com